Exhibit No. 10.14
Form 10-KSB
Buyers United, Inc.
File No. 0-26917

                             MANAGEMENT AGREEMENT

     This Management Agreement (this "Agreement") is made and entered into as of December 20, 2002, by and among Buyers United Inc., a Delaware corporation ("Buyer") and Touch America, Inc., a Montana corporation ("Seller").

                                   RECITALS

     WHEREAS, pursuant to an Asset Purchase Agreement dated the date hereof (the "Asset Purchase Agreement"), the Seller has agreed to sell to the Buyer, and the Buyer has agreed to purchase from the Seller, the Acquired Assets (as defined in the Asset Purchase Agreement);

     WHEREAS, the Acquired Assets will be transferred from Seller to Buyer at the Final Closing, which will not occur until after the receipt of certain approvals and consents of governmental authorities; and

     WHEREAS, the Buyer desires to provide management services with respect to the Acquired Assets, including continued service to the Customer Accounts of the Seller, pending receipt of all regulatory approvals (the "Regulatory Approvals");

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the above recitals and mutual promises and covenants contained herein, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Any term capitalized herein and not otherwise defined shall have the meaning assigned to it in the Asset Purchase Agreement.

                                  ARTICLE II
                     APPOINTMENT AND TERM OF THE AGREEMENT

     Section 2.1 Appointment. The Seller hereby grants to the Buyer on the terms and conditions set forth herein, the right to service and manage the Acquired Assets, including, without limitation, the right to have access to and use of the Acquired Assets during the Term (as defined below).

     Section 2.2 Term. The term of this Agreement (the "Term") shall commence on each Management Date and shall expire with respect to any Acquired Assets upon the earlier of (a) the date of the Interim Closing pertaining to specific Acquired Assets, (b) the Final Closing Date, (c) termination of the Asset Purchase Agreement and (c) such time as the Buyer in its sole discretion may determine to terminate this Agreement; provided, that the Buyer may not terminate this Agreement prior to December 31, 2003.
                                  ARTICLE III
                       MANAGEMENT OF THE ACQUIRED ASSETS

     Section 3.1 Management. Except as provided in the Asset Purchase Agreement and the Transition Services Agreement between the Parties of even date herewith, during the Term the Buyer shall have the right to manage the Acquired Assets, including, without limitation, the following:

          (a) The Buyer shall administer all agreements and contracts for the customers serviced under the Customer Accounts;

          (b) The Buyer shall be responsible for customer service, at its expense; and

          (c) The Buyer shall arrange for customer billing, at its expense, and shall be responsible for the collection of all accounts receivable related to the Acquired Assets with respect to periods after each Management Date.

Notwithstanding the foregoing, the parties agree that the Seller retains the right and ability to direct the day-to-day control of the Acquired Assets and that material documents, checks, budgets, non-recurring expenses and major agreements will be subject to the Seller's review. The Buyer hereby agrees to report regularly to the Seller's chief executive officer or other designee of the Seller the status of the management of the Acquired Assets.

     Section 3.2 Billing, Collections and Payments. Except as provided in the Asset Purchase Agreement and Transition Services Agreement between the Parties of even date herewith:

          (a) Commencing on the Effective Date, the Buyer shall assume responsibility for billing Customer Accounts for services rendered during the Term. In this connection, the Buyer shall issue invoices on behalf of the
Seller in accordance with the Seller' existing billing policies to the Customer Accounts and instruct such customers to make payment to lockbox account established by the Parties pursuant to Section 5.3 of the Asset Purchase Agreement for collecting all payments on the Customer Accounts and Seller shall instruct all banking institutions at which it maintains accounts to direct any customer payments on billings issued by the Buyer to the lockbox account.

          (b) Except as provided in the Transition Services Agreement, the Buyer also hereby agrees to pay all newly accruing actual costs and expenses of providing products and services to customers serviced under the Customer Accounts arising after each Management Date and during the Term. The parties expressly agree that the Seller shall continue to be responsible for the payment of the costs and expenses of its business related to the Acquired Assets arising prior to each Management Date.

          (c)   Buyer shall pay to Seller during the Term an amount  equal  to
7.2 percent of Collections payable monthly in accordance with the procedure set forth in Section 5.3 of the Asset Purchase Agreement. On or before the tenth day of March 2003, and on or before the tenth day of each month thereafter during the Term, the Buyer shall furnish the Seller with a statement showing calculation of Collections for the calendar month with respect to which payment is made to Seller. All funds received in excess of the amount payable to Seller hereunder shall be retained by Buyer. Upon Final Closing under the Asset Purchase Agreement, all payments to Seller under this Agreement shall be deemed to be, and applied to, payment of the Acquired Accounts Price.

     Section 3.3 Compliance with Applicable Laws and Regulations. The Seller and the Buyer desire that this Agreement and the obligations performed hereunder be in full compliance with (i) all applicable rules, regulations and policies of the FCC; (ii) the Communications Act of 1934, as amended (the "Act"), 47 U.S.C. 151, et seq., and (iii) any other applicable federal, state and local law or regulation. If the FCC or any state body of competent jurisdiction determines that any provision of this Agreement violates any applicable rules, regulations, or policies, both Parties shall make reasonable efforts to immediately bring this Agreement into compliance, consistent with the terms of this Agreement. In addition to the foregoing, the Buyer acknowledges and agrees that the Seller has certain rights and obligations pursuant to its state regulatory licenses with respect to the use of the various operations authorized there under, which includes compliance with the rules, regulations, and policies of the state regulatory commissions. As a result, the Buyer's management of the Acquired Assets is not intended to diminish or restrict the Seller' compliance with their obligations before the state regulatory commissions, and this Agreement shall not be construed to interfere with the Seller' ability to comply with the rules, regulations or directives of any governmental or jurisdictional authority with respect to its state regulatory licenses.

     Section 3.4 Ongoing Rights and Obligations of the Seller. The Buyer acknowledges and agrees that the Seller have certain rights and obligations pursuant to its state regulatory licenses with respect to the use of the various operations authorized there under, which include compliance with the rules, regulations, and policies of the state regulatory commissions. As a result, the Buyer's management of the Acquired Assets is not intended to diminish or restrict the Seller' compliance with their obligations before any Governmental Entity, and this Agreement shall not be construed to interfere with the Seller' ability to comply with the rules, regulations or directives of any Governmental Entity.

     Section 3.5 Access. Buyer shall grant to Seller and their representatives (which term shall be deemed to include its independent accountants and counsel) reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the business activities of the Buyer, to all of the properties, books, records, operating instructions and procedures, and all other information with respect to Buyer's management and operation of the Acquired Assets as the Seller may from time to time reasonably request in order to ensure compliance in all material respects with applicable federal and state rules and regulations and with this Agreement.

     Section 3.6 Service to Customers. During the Term, the Buyer shall be responsible for providing a minimum level of care to Seller' customers serviced under the Acquired Assets and shall provide services in compliance with the Seller's existing tariffs and service contracts, and all applicable law, including, without limitation, tariffs in effect from time to time. The Buyer shall perform the management of the Acquired Assets during the Term in a professional manner consistent with applicable professional or industry standards. Notwithstanding anything to the contrary contained herein or in the Asset Purchase Agreement, the Buyer shall have no obligation hereunder to maintain service to any customer if the termination of such service is the consequence of actions by a third party which is not the result of a breach by the Buyer of its obligations hereunder.

     Section 3.7 Use of Tradenames. The Buyer shall be entitled to use the brand name and other trademarks of the Seller in its management and operation of the Acquired Assets then being managed by the Buyer hereunder during the Term.

                                  ARTICLE IV
                           OBLIGATION TO RENEGOTIATE

     In the event of any order or decree of an administrative agency or court of competent jurisdiction that would cause this Agreement to be invalid or violate any applicable law, and such order or decree has become effective and has not yet been stayed, the parties will use their respective best efforts and negotiate in good faith to modify this Agreement to the minimum extent necessary so as to comply with such order or decree without material economic detriment to either party and this Agreement, as so modified, shall then continue in full force and effect.

                                   ARTICLE V
                                INDEMNIFICATION

     Section 5.1. Indemnification by the Buyer. Subject to the other provisions of this Article V, from and after the date hereof the Buyer shall indemnify and hold the Sellers, their respective affiliates, officers, directors, shareholders, employees, trustees, attorneys and representatives and each Person who controls the Sellers within the meaning of the Securities Exchange Act of 1934, harmless from and against any and all losses, costs, expenses, liabilities, or legal damages (including reasonable fees and disbursements of counsel) (collectively, "Losses") suffered by such persons arising out of or resulting from the failure of the Buyer to perform any covenant, undertaking, agreement or other obligation of the Buyer contained in this Agreement.

     Section 5.2 Procedure. Each party entitled to be indemnified pursuant to Section 5.1 (an "Indemnitee") shall notify the Buyer in writing of any action against such Indemnitee in respect of which the Buyer is or may be obligated to provide indemnification pursuant to Section 5.1 promptly after the receipt of notice of the commencement thereof. The omission of an Indemnitee so to notify the Buyer of any such action shall not relieve the Buyer from any liability which the Buyer may have to such Indemnitee, except to the extent the Buyer shall have been materially prejudiced by the omission of such Indemnitee so to notify the Buyer pursuant to this Section 5.2. In case any such action shall be brought against any Indemnitee and it shall notify the Buyer of the commencement thereof, the Buyer shall be entitled to participate therein and, to the extent that the Buyer may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee, and after notice from the Buyer to such Indemnitee of its election so to assume the defense thereof, the Buyer will not be liable to such Indemnitee Party under Section 5.1 for any legal or other expense subsequently incurred by such Indemnitee in connection with the defense thereof nor for any settlement thereof entered into by such Indemnitee without the consent of the Buyer; provided, however, that (i) if the Buyer shall elect not to assume the defense of such claim or action or (ii) if the Indemnitee reasonably determines (1) that there may be a conflict between the positions of the Buyer and of the Indemnitee in defending such claim or action or (2) that there may be legal defenses available to such Indemnitee different from or in addition to those available to the Buyer, then separate counsel for the Indemnitee shall be entitled to participate in and conduct the defense, in the case of clause (i) above, or such different defenses, in the case of clause (ii) above, and the Buyer shall be liable for any reasonable legal or other expenses incurred by the Indemnitee in connection with the defense; provided, however, that Buyer shall not be liable for the fees or expenses of more than one counsel to the Indemnitees in connection with any one action or related actions in respect of which indemnification is sought hereunder. Notwithstanding the foregoing, the Indemnitee may retain or take control of the defense or settlement of any claim the defense of which the Buyer has elected to control if Indemnitee irrevocably waives its right to indemnity under Section 5.1 with respect to such claim. The Buyer shall not settle or compromise any action without the prior written consent of the Indemnitee, unless (x) such settlement does not impose any restrictions or limitations on the assets or operations of the business of such Indemnitee, (y) all relief provided is paid or satisfied in full by the Buyer or an affiliate thereof, and (z) there is no finding or admission of any violation of law or the rights of any Person other than the claiming party by any Indemnitee.

                                  ARTICLE VI
                                 MISCELLANEOUS

     Section  6.1     Amendment  and  Modification.   This  Agreement  may  be
amended, modified or supplemented only by written agreement of the Seller and the Buyer.

     Section 6.2 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or condition shall not operate as a waiver of or estoppel with respect to any subsequent or other failure.
     Section 6.3 Notices. Any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by prepaid overnight courier to the parties at the addresses set forth below their names below (or at such other addresses as shall be specified by the parties by like notice).

     If to Buyer, addressed to:         Buyers United, Inc.
                              14870 Pony Express Road
                              Bluffdale, Utah 84065
                              Telecopy:  (801) 320-3312
                              Attention:  Paul Jarman, President

     With a copy to:               Cohne, Rappaport & Segal, P.C.
                              525 East 100 South, 5th Floor
                              Salt Lake City, Utah 84102
                              Telecopy:  (801) 355-1813
                              Attention:  Mark E. Lehman, Esq.

     If to Seller, addressed to:        Touch America, Inc.
                              130 North Main Street
                              Butte, Montana 59701-9332
                              Telecopy:  (406) 497-5376
                              Attention:  Patrick T. Fleming, Esq.

     With a copy to:               Milbank, Tweed, Hadley & McCloy LLP
                              One Chase Manhattan Plaza
                              New York, New York 10005
                              Telecopy:  (212) 530-5219
                              Attention:  John T. Connor, Esq.

     Such notices, requests, demands, and other communications shall be deemed given:

          (a)  in the case of personal delivery, when actually received,

          (b) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery, or

          (c) in the case of certified mail, five days after deposit in the mails.

     Section 6.4 Power of Attorney. Seller hereby irrevocably makes, constitutes, and appoints the Buyer (and any of the Buyer's officers, employees, or agents designated by the Buyer) as its or their true and lawful attorney, with power to (a) to sign the name of the Seller on any invoice or notices to customers serviced under the Customer Accounts, (b) send requests for verification of accounts receivable to customers serviced under the Customer Accounts, (c) endorse the Seller's name on any checks, notes, instruments, and other items of payment that may come into the Buyer's possession and relate to the Customer Accounts and (d) settle and adjust disputes and claims respecting accounts payable directly with customers serviced under the Customer Accounts, for amounts and upon terms that the Buyer determines to be reasonable, and the Buyer may cause to be executed and delivered any documents and releases that the Buyer determines to be necessary pertaining thereto. The appointment of the Buyer as the Seller' attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable during the Term of this Agreement.

     Section 6.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, including by operation of law, without the prior written consent of the other party. Any assignment of this Agreement or any of the rights, interests or obligations hereunder in contravention of this
Section 6.5 shall be null and void and shall not bind or be recognized by either the Seller or the Buyer.

     Section 6.6 Third-Party Beneficiaries; Limitation of Liability. Nothing in this Agreement shall be construed as giving any person other than the parties hereto any legal or equitable right, remedy or claim under or with respect to this Agreement.

     Section 6.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     Section 6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

     Section 6.9 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     Section 6.10 Entire Agreement. This Agreement and the Asset Purchase Agreement (including the Exhibits and Schedules) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

     Section 6.11 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this agreement.

     Section 6.12 No Partnership or Joint Venture Created. Except as specifically provided herein, neither party shall act or represent or hold itself out as having authority to act as an agent or partner of the other, or in any way bind or commit the other Party to any obligation. Nothing in this Agreement shall be construed or interpreted to create a partnership, joint venture, trust, agency, or other association of any kind, , or to make one a representative of the other, or to afford any rights to any third party other than as expressly provided herein. Neither the Buyer nor the Seller is authorized to bind the other to any contract, agreement or understanding.

     Section 6.13 No Representation. Buyer acknowledges that the Seller makes no representation or warranty regarding the Acquired Assets through this Agreement, and that all representations and warranties of Seller are contained in the Asset Purchase Agreement. SELLER MAKES NO WARRANTIES WITH RESPECT TO THE SERVICES PROVIDED BY SELLER PURSUANT TO THIS AGREEMENT AND EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.


BUYERS UNITED, INC.



By:  _________________________________
     Theodore Stern
     Chief Executive Officer


TOUCH AMERICA, INC.



By:  _________________________________
     Michael J. Meldahl
     President
     Chief Operating Officer